EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS THIRD QUARTER 2012 NET INCOME OF $23.1 MILLION AND AN INCREASE OF THE QUARTERLY DIVIDEND TO $0.10 PER SHARE

CHICAGO, October 24, 2012 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today third quarter results for 2012.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.  We had net income and net income available to common stockholders of $23.1 million for the third quarter of 2012 compared to net income of $19.7 million (+17.4%) and net income available to common stockholders of $17.1 million (+35.3%) for the third quarter of 2011, and net income and net income available to common stockholders of $22.1 million (+17.8% annualized) for the second quarter of 2012.

“Third quarter earnings were driven by strong fee income growth which exceeded the impact of net interest margin compression.  While we had some large unusual items in the quarter, including a negative provision and prepayment fees, they were largely offsetting and had minimal impact on our results.  I’m very pleased with the progress we have made over the past year in several areas including credit quality, improving our balance sheet mix and executing on our fee income initiatives.  Return on assets is approaching normal levels, and from a shareholder perspective, we are ready to return more capital to shareholders in the form of higher quarterly dividends,” stated Mitchell Feiger, President and Chief Executive Officer of the Company.

Key items for the quarter were as follows:

Improved Return on Assets and Return on Equity:
●	Annualized return on average assets increased to 0.97% for the third quarter of 2012 compared to 0.94% for the second quarter of 2012 and 0.80% for the third quarter of 2011.
●	Annualized return on average common equity improved to 7.38% for the third quarter of 2012 compared to 7.28% for the second quarter of 2012 and 5.86% for the third quarter of 2011.
●	Annualized cash return on average tangible common equity in the third quarter of 2012 was 11.29% compared to 11.28% for the second quarter of 2012 and 9.52% for the third quarter of 2011.

Strong Fee Income Growth Exceeded the Impact of Margin Compression:
●	Key fee initiatives propelled the growth in fee income in the quarter:
-	Leasing revenues increased 31.9% to $9.7 million,
-	Capital markets and international banking service fees increased 72.3% to $1.3 million, and
-	Commercial deposit and treasury management fees increased 1.3% to $5.9 million.
●	On a year-to-date basis, significant growth also occurred:
-	Leasing revenues increased 25.2% to $24.0 million,
-	Capital markets and international banking service fees increased 137.7% to $2.6 million, and
-	Card revenues increased 15.8% to $6.9 million.
●	Our core other income to revenues ratio rose to 29.5% in the third quarter compared to 27.5% in the prior quarter and 26.7% a year ago.

●
Net interest margin compression for the quarter, which negatively impacted net interest income, was driven by elevated cash balances at the Federal Reserve and asset repricing outpacing deposit repricing.

-	Seven basis points of compression were due to elevated cash balances.
-	Nine basis points of compression were due to asset repricing outpacing deposit repricing.
-
Liability repositioning, discussed below, which occurred at the end of the quarter, will address the elevated cash balances and is expected to have a seven to eight basis point positive impact on the fourth quarter margin.

Improved Credit Metrics:
●
Gross recoveries of $14.7 million were recorded in the third quarter of 2012, prompting a negative provision for credit losses of $13.0 million. The allowance for loan and lease losses was relatively unchanged from the prior quarter.  We had no provision for credit losses in the second quarter of 2012 and $11.5 million in the third quarter of 2011.

●	Annualized net charge-offs to average loans for the nine months ended September 30, 2012 improved to 0.03% compared to 3.52% for the same period in 2011.
●
Losses recognized on other real estate owned (“OREO”), which we view as part of our credit costs, were $3.9 million in the third quarter of 2012 compared to $5.4 million in the second quarter of 2012 and $3.1 million in the third quarter of 2011.

●
Our non-performing loans improved to $105.3 million or 1.87% of total loans as of September 30, 2012 from $113.5 million or 1.98% of total loans at June 30, 2012, a decrease of $8.2 million (-7.3%), and from $141.0 million or 2.42% of total loans at September 30, 2011, a decrease of $35.7 million (-25.3%).

●
Our non-performing assets improved to $147.8 million or 1.56% of total assets as of September 30, 2012 from $163.3 million or 1.72% of total assets as of June 30, 2012, a decrease of $15.5 million   (-9.5%), and from $228.7 million or 2.30% of total assets as of September 30, 2011, a decrease of $80.9 million (-35.4%).

●
Our potential problem loans decreased to $134.3 million as of September 30, 2012 from $141.0 million as of June 30, 2012, a decrease of $6.8 million (-4.8%), and from $179.7 million at September 30, 2011, a decrease of $45.4 million (-25.3%).

●	Our allowance for loan losses to non-performing loans was 115.10% as of September 30, 2012 compared to 107.25% as of June 30, 2012 and 91.23% as of September 30, 2011.

Prepayments to Lower Future Funding Costs:
●	To lower future funding costs, we prepaid the following interest bearing liabilities near the end of the third quarter of 2012:
-	A $100 million FHLB advance with a 3.85% interest rate,
-	Brokered certificates of deposit of $101 million with a 3.16% average interest rate, and
-	The $6.2 million FOBB Statutory Trust I with a 10.6% interest rate.
●	We incurred prepayment expenses of $12.7 million as a result of the early retirement of these instruments.
●	The estimated full quarter interest expense related to these instruments is approximately $1.9 million, based on the above rates.
●	We expect these prepayments to favorably impact our net interest margin for the fourth quarter of 2012 by seven to eight basis points and to reduce cost of funds by approximately nine basis points.

Balance Sheet Improvements Continue:
●
Excluding covered loans, our loan balances have been stable over the last year, with improvement in our loan mix.  Commercial and lease loans, generally lower risk loans, have increased by 8.7% over the past twelve months while generally higher risk construction and commercial real estate loans have decreased by 6.6%.

●
Over the past year, we improved the mix of our investment portfolio to include a higher portion of municipal securities which has helped mitigate the impact of mortgage-backed security prepayments in the current interest rate environment.  Municipal securities were 38.3% of total investment securities at September 30, 2012 compared to 25.7% of total investment securities a year ago.

●
Our funding mix also improved over the past twelve months, with low cost deposits increasing $215.5 million (+4.1%) primarily driven by increases in noninterest bearing deposits and customer certificates of deposit decreasing by $368.8 million (-18.4%).  In addition, our wholesale funding balances decreased $219.1 million (-19.3%) from a year ago largely due to the liability prepayments discussed above.

●	During 2012, we repurchased all $196 million of preferred stock and the related warrant issued as part of the Troubled Asset Relief Program ("TARP") Capital Purchase Program.

Increase in Quarterly Dividend and Authorization for Stock Buyback:
●	On October 24, 2012, our Board of Directors approved a quarterly cash dividend of $0.10 per share, an increase from $0.01 per share paid in recent prior quarters.
●	Our Board of Directors also authorized the Company to repurchase up to one million shares of common stock over the next two years.

RESULTS OF OPERATIONS

Third Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis decreased $1.8 million from the second quarter of 2012.  The decrease from the second quarter of 2012 to the third quarter of 2012 was due primarily to a 16 basis point decline in our net interest margin to 3.67% on a fully tax equivalent basis, as a result of much higher cash balances maintained at the Federal Reserve (approximately seven basis points of the change) and earning asset repricing outpacing deposit repricing (approximately nine basis points of the change).

Net interest income on a fully tax equivalent basis decreased $15.4 million during the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011 primarily due to a decrease in average interest earning assets of approximately $300 million and an 11 basis point decline in our net interest margin to 3.79% on a fully tax equivalent basis.

See the supplemental net interest margin tables for further detail.

Other Income (in thousands):

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
Core other income:
Key fee initiatives:
Capital markets and international banking
service fees	$1,344	$780	$507	$754	$605	$2,631	$1,107
Commercial deposit and treasury management fees	5,860	5,784	5,901	6,113	6,157	17,545	17,643
Lease financing, net	9,671	7,334	6,958	7,801	6,494	23,963	19,138
Trust and asset management fees	4,428	4,535	4,404	4,166	4,272	13,367	13,158
Card fees	2,385	2,429	2,044	1,096	2,071	6,858	5,921
Total key fee initiatives	23,688	20,862	19,814	19,930	19,599	64,364	56,967

Loan service fees	1,125	1,268	1,066	1,069	1,706	3,459	5,286
Retail and other deposit service fees	3,792	3,541	3,457	3,926	4,123	10,790	12,373
Brokerage fees	1,185	1,264	1,255	1,577	1,273	3,704	4,307
Increase in cash surrender value of life insurance	890	870	917	944	1,014	2,677	3,433
Accretion of FDIC indemnification asset	204	222	475	683	985	901	4,155
Net gain on sale of loans	575	554	374	366	190	1,503	451
Other operating income	408	958	1,604	1,090	1,000	2,970	3,489
Total core other income	31,867	29,539	28,962	29,585	29,890	90,368	90,461

Non-core other income: (1)
Net gain (loss) on investment securities	281	(34)	(3)	411	-	244	229
Net (loss) gain on sale of other assets	(12)	(8)	(17)	(87)	-	(37)	370
Net gain on sale of loans held for sale (A)	-	-	-	-	-	-	1,790
Net loss recognized on other real estate owned (B)	(4,151)	(4,156)	(4,348)	(3,620)	(2,354)	(12,655)	(6,351)
Net gain (loss) recognized on other real estate
owned related to FDIC transactions (B)	213	(1,285)	(2,241)	(1,858)	(764)	(3,313)	(1,784)
Increase (decrease) in market value of assets held
in trust for deferred compensation (C)	355	(149)	501	20	(405)	707	(60)
Total non-core other income	(3,314)	(5,632)	(6,108)	(5,134)	(3,523)	(15,054)	(5,806)

Total other income	$28,553	$23,907	$22,854	$24,451	$26,367	$75,314	$84,655

(1)
Letter denotes the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows:  A – Net gain on sale of loans, B – Net loss recognized on other real estate owned, C – Other operating income.

Revenue from our key fee initiatives increased by $2.8 million (+13.5%) from the second quarter of 2012 to the third quarter of 2012 primarily due to the growth in our capital markets and international banking services and leasing revenues.  Capital markets and international banking service fees increased due primarily to an increase in interest rate swap fees.  Net lease financing income increased as a result of higher promotional and remarketing income, as well as increased sales of equipment maintenance contracts.  Retail and other service fees increased as a result of the increase in NSF and overdraft fees.  Other operating income decreased due to lower income from low income housing partnerships.  Non-core other income was primarily impacted by lower losses recognized on OREO.

Revenue from our key fee initiatives increased by $7.4 million (+13.0%) for the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011.  Capital markets and international banking service fees increased due to an increase in interest rate swap fees and an increase in our international banking activities.  Net lease financing income increased as a result of higher promotional and remarketing income, as well as increased sales of equipment maintenance contracts.  Card fee income increased due primarily to fees earned on prepaid cards and credit cards.  These increases were offset by the decreases in loan service fees, retail and deposit service fees and accretion of FDIC indemnification asset.    Loan service fees decreased due to a decrease in prepayment and exit fees.  Retail and deposit service fees decreased due to a decrease in NSF fees.  Accretion of FDIC indemnification asset decreased $3.3 million as expected.  Accretion is recorded based on the FDIC indemnification asset balance which has declined as we have received loss-share payments.  Non-core other income was primarily impacted by higher losses recognized on OREO.

Other Expense (in thousands):

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
Core other expense:
Salaries and employee benefits	$41,728	$40,295	$39,928	$39,826	$38,827	$121,951	$114,072
Occupancy and equipment expense	8,274	9,188	9,570	8,498	9,092	27,032	26,969
Computer services and telecommunication expense	3,777	3,909	3,653	4,382	3,488	11,339	10,503
Advertising and marketing expense	2,025	1,930	2,066	1,831	1,740	6,021	5,207
Professional and legal expense	1,554	1,503	1,413	1,422	1,647	4,470	4,725
Other intangible amortization expense	1,251	1,251	1,257	1,410	1,414	3,759	4,255
FDIC insurance premiums	1,545	2,010	2,643	2,662	2,272	6,198	9,202
Other real estate expense, net	874	424	1,243	1,464	1,181	2,541	2,830
Other operating expenses	6,342	6,473	5,057	7,324	7,352	17,872	21,497
Total core other expense	67,370	66,983	66,830	68,819	67,013	201,183	199,260

Non-core other expense: (1)
Branch impairment charges	758	-	-	594	-	758	1,000
Prepayment fees on interest bearing liabilities	12,682	-	-	-	-	12,682	-
Increase (decrease) in market value of assets held
in trust for deferred compensation (A)	355	(149)	501	20	(405)	707	(60)
Total non-core other expense	13,795	(149)	501	614	(405)	14,147	940

Total other expense	$81,165	$66,834	$67,331	$69,433	$66,608	$215,330	$200,200

(1)	Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows: A – Salaries and employee benefits.

Core other expense increased by $387 thousand (+0.6%) from the second quarter of 2012 to the third quarter of 2012.   Salaries and employee benefits expense increased primarily due to annual salary increases and higher commissions on lease revenues.  Occupancy and equipment expense decreased due to a decrease in real estate taxes and equipment maintenance.  Non-core other expense was primarily impacted by the $12.7 million in prepayment fees on interest bearing liabilities.  We prepaid certain brokered certificates of deposits and an FHLB advance in an effort to lower our future funding costs and improve our funding mix.

Core other expense increased by $1.9 million (+1.0%) from the nine months ended September 30, 2011 to the nine months ended September 30, 2012.  Salaries and employee benefits expense increased primarily due to annual salary increases, higher health insurance claims and an increase in incentive compensation.  FDIC insurance premiums decreased due to a change in the assessment computation during the second quarter of 2012 and the impact of improved credit quality on the computation.  Other operating expenses were favorably impacted in the nine months ended September 30, 2012 by a decrease in the clawback liability related to our loss share agreements with the FDIC recorded during the period.  Non-core other expense was impacted by the $12.7 million in prepayment fees on interest bearing liabilities discussed above.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding loans held for sale, as of the dates indicated (dollars in thousands):

	September 30,		June 30,		March 31,		December 31,		September 30,
	2012		2012		2012		2011		2011
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,073,981	19%	$1,079,436	19%	$1,040,340	18%	$1,113,123	19%	$1,042,583	18%
Commercial loans collateralized by
assignment of lease payments (lease loans)	1,219,361	22%	1,221,199	21%	1,209,942	21%	1,208,575	20%	1,067,191	18%
Commercial real estate	1,770,261	31%	1,794,777	31%	1,877,380	32%	1,853,788	31%	1,844,894	32%
Construction real estate	149,872	3%	150,665	3%	128,040	2%	183,789	3%	210,206	4%
Total commercial related credits	4,213,475	75%	4,246,077	74%	4,255,702	73%	4,359,275	73%	4,164,874	72%
Other loans:
Residential real estate	308,866	5%	313,137	5%	309,644	5%	316,787	5%	316,305	5%
Indirect vehicle	206,973	3%	198,848	3%	186,736	3%	187,481	3%	189,033	4%
Home equity	314,718	6%	323,234	6%	327,450	6%	336,043	6%	348,934	6%
Consumer loans	84,651	2%	89,115	2%	89,705	2%	88,865	2%	76,025	1%
Total other loans	915,208	16%	924,334	16%	913,535	16%	929,176	16%	930,297	16%
Gross loans excluding covered loans	5,128,683	91%	5,170,411	90%	5,169,237	89%	5,288,451	89%	5,095,171	88%
Covered loans (1)	496,162	9%	552,838	10%	620,528	11%	662,544	11%	718,566	12%
Total loans	$5,624,845	100%	$5,723,249	100%	$5,789,765	100%	$5,950,995	100%	$5,813,737	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

Our loan portfolio mix improved over the past twelve months as generally lower risk commercial and lease loan balances increased while generally higher risk commercial real estate and construction loan balances decreased.

ASSET QUALITY

The following table presents a summary of non-performing assets, excluding loans held for sale, credit-impaired loans that were acquired as part of our FDIC-assisted transactions and OREO related to assets acquired in FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Non-performing loans:
Non-accrual loans (1)	$104,813	$113,077	$124,011	$129,309	$140,979
Loans 90 days or more past due, still accruing interest	470	453	679	82	-
Total non-performing loans	105,283	113,530	124,690	129,391	140,979

OREO	42,427	49,690	63,077	78,452	87,469
Repossessed vehicles	113	60	81	156	249
Total non-performing assets	$147,823	$163,280	$187,848	$207,999	$228,697

Total allowance for loan losses	$121,182	$121,756	$125,431	$126,798	$128,610

Accruing restructured loans (2)	$17,929	$16,536	$24,145	$37,996	$34,321

Total non-performing loans to total loans	1.87%	1.98%	2.15%	2.17%	2.42%
Total non-performing assets to total assets	1.56%	1.72%	1.94%	2.12%	2.30%
Allowance for loan losses to non-performing loans	115.10%	107.25%	100.59%	98.00%	91.23%

(1)
Includes $27.1 million, $32.7 million, $34.7 million, $42.5 million and $36.0 million of restructured loans on non-accrual status at September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011 and September 30, 2011, respectively.

(2)
Accruing restructured loans consists primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011

Commercial and lease	$22,648	$24,402	$34,471	$36,995	$37,644
Commercial real estate	55,387	62,512	70,939	76,551	86,907
Construction real estate	1,225	1,470	1,553	1,145	2,913
Consumer	26,023	25,146	17,727	14,700	13,515
Total non-performing loans	$105,283	$113,530	$124,690	$129,391	$140,979

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.  The following table presents data related to potential problem loans by category, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011

Commercial and lease	$48,933	$46,532	$49,197	$39,193	$55,019
Commercial real estate	73,941	82,596	98,834	99,588	108,557
Construction real estate	11,415	11,938	11,409	10,375	15,528
Consumer	-	-	-	600	603
Total non-performing loans	$134,289	$141,066	$159,440	$149,756	$179,707

The following table represents a summary of OREO, excluding OREO related to assets acquired in FDIC-assisted transactions (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011

Balance at the beginning of quarter	$49,690	$63,077	$78,452	$87,469	$88,185
Transfers in at fair value less estimated costs to sell	63	910	1,751	3,657	15,014
Capitalized OREO costs	978	967	359	552	644
Fair value adjustments	(4,648)	(4,507)	(4,764)	(3,733)	(2,524)
Net gains on sales of OREO	497	351	416	113	170
Cash received upon disposition	(4,153)	(11,108)	(13,137)	(9,606)	(14,020)
Balance at the end of quarter	$42,427	$49,690	$63,077	$78,452	$87,469

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011

Allowance for credit losses, balance at the beginning of period	$128,840	$133,255	$135,975	$141,861	$147,107	$135,975	$192,217
Provision for credit losses	(13,000)	-	3,100	8,000	11,500	(9,900)	112,750
Charge-offs:
Commercial loans	(75)	(1,451)	(539)	(2,932)	(3,497)	(2,065)	(14,639)
Commercial loans collateralized by
assignment of lease payments (lease loans)	-	(1,720)	-	(1,373)	-	(1,720)	(93)
Commercial real estate loans	(2,994)	(2,415)	(3,003)	(3,793)	(7,815)	(8,412)	(92,840)
Construction real estate	(71)	(444)	(3,436)	(6,989)	(6,008)	(3,951)	(45,928)
Residential real estate	(474)	(1,108)	(294)	(860)	(141)	(1,876)	(11,783)
Indirect vehicle	(433)	(488)	(715)	(954)	(611)	(1,636)	(1,882)
Home equity	(1,209)	(876)	(1,072)	(2,061)	(1,605)	(3,157)	(9,005)
Consumer loans	(332)	(274)	(258)	(285)	(475)	(864)	(1,363)
Total charge-offs	(5,588)	(8,776)	(9,317)	(19,247)	(20,152)	(23,681)	(177,533)
Recoveries:
Commercial loans	306	386	2,038	634	1,413	2,730	4,736
Commercial loans collateralized by
assignment of lease payments (lease loans)	111	93	256	1	5	460	224
Commercial real estate loans	12,893	3,061	162	747	739	16,116	2,585
Construction real estate	752	141	565	3,519	681	1,458	5,071
Residential real estate	8	188	34	9	7	230	40
Indirect vehicle	224	300	311	378	327	835	1,021
Home equity	303	100	20	6	151	423	218
Consumer loans	77	92	111	67	83	280	532
Total recoveries	14,674	4,361	3,497	5,361	3,406	22,532	14,427

Total net recoveries (charge-offs)	9,086	(4,415)	(5,820)	(13,886)	(16,746)	(1,149)	(163,106)

Allowance for credit losses	124,926	128,840	133,255	135,975	141,861	124,926	141,861

Allowance for unfunded credit commitments	(3,744)	(7,084)	(7,824)	(9,177)	(13,251)	(3,744)	(13,251)

Allowance for loan losses	$121,182	$121,756	$125,431	$126,798	$128,610	$121,182	$128,610

Total loans, excluding loans held for sale	$5,624,845	$5,723,249	$5,789,765	$5,950,995	$5,813,737	$5,624,845	$5,813,737
Average loans, excluding loans held for sale	$5,630,232	$5,712,630	$5,802,037	$5,818,425	$5,827,181	$5,714,657	$6,191,268

Ratio of allowance for loan losses to total loans, excluding
loans held for sale	2.15%	2.13%	2.17%	2.13%	2.21%	2.15%	2.21%

Net loan (recoveries) charge-offs to average loans, excluding
loans held for sale (annualized)	(0.64)%	0.31%	0.40%	0.95%	1.14%	0.03%	3.52%

Our allowance for loan losses is comprised of three elements: a general loss reserve, a specific reserve for impaired loans and a reserve for smaller-balance homogenous loans.  The following table presents these three elements of our allowance for loan losses (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011

General loss reserve	$95,586	$93,904	$98,673	$102,196	$102,752
Specific reserve	11,300	13,674	13,734	10,804	11,416
Smaller-balance homogenous loans reserve	14,296	14,178	13,024	13,798	14,442
Total allowance for loan losses	$121,182	$121,756	$125,431	$126,798	$128,610

Although management believes that adequate general, specific and smaller-balance homogenous loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of general, specific and smaller-balance homogenous loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth the fair value, amortized cost, and total unrealized gain of our investment securities, by type (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011

Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$42,187	$42,175	$42,070	$42,401	$56,007
States and political subdivisions	668,966	629,173	581,720	535,660	394,279
Mortgage-backed securities	1,075,962	1,035,473	1,193,248	1,334,491	1,421,789
Corporate bonds	16,626	5,569	5,686	5,899	5,899
Equity securities	11,231	11,081	10,887	10,846	10,764
Total fair value	$1,814,972	$1,723,471	$1,833,611	$1,929,297	$1,888,738

Amortized cost
Government sponsored agencies and enterprises	$39,233	$39,366	$39,503	$39,640	$53,016
States and political subdivisions	620,489	589,654	547,262	500,979	366,651
Mortgage-backed securities	1,060,665	1,014,186	1,168,340	1,308,020	1,399,801
Corporate bonds	16,617	5,569	5,686	5,899	5,899
Equity securities	10,644	10,584	10,520	10,457	10,324
Total amortized cost	$1,747,648	$1,659,359	$1,771,311	$1,864,995	$1,835,691

Unrealized gain
Government sponsored agencies and enterprises	$2,954	$2,809	$2,567	$2,761	$2,991
States and political subdivisions	48,477	39,519	34,458	34,681	27,628
Mortgage-backed securities	15,297	21,287	24,908	26,471	21,988
Corporate bonds	9	-	-	-	-
Equity securities	587	497	367	389	440
Total unrealized gain	$67,324	$64,112	$62,300	$64,302	$53,047

Securities held to maturity, at cost:
States and political subdivisions	$238,211	$238,869	$239,526	$240,183	$240,839
Mortgage-backed securities	257,640	258,931	259,241	259,100	258,199
Total amortized cost	$495,851	$497,800	$498,767	$499,283	$499,038

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	September 30,		June 30,		March 31,		December 31,		September 30,
	2012		2012		2012		2011		2011
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Low cost deposits:
Noninterest bearing deposits	$2,011,542	27%	$1,946,468	26%	$1,874,028	25%	$1,885,694	25%	$1,803,141	23%
Money market and NOW accounts	2,682,608	36%	2,564,493	34%	2,702,636	35%	2,645,334	34%	2,722,162	35%
Savings accounts	797,741	10%	790,350	11%	786,357	10%	753,610	10%	751,062	10%
Total low cost deposits	5,491,891	73%	5,301,311	71%	5,363,021	70%	5,284,638	69%	5,276,365	68%

Certificates of deposit:
Certificates of deposit	1,632,370	22%	1,718,266	23%	1,820,266	24%	1,925,608	25%	2,001,210	26%
Brokered deposit accounts	355,086	5%	451,132	6%	451,415	6%	437,361	6%	444,332	6%
Total certificates of deposit	1,987,456	27%	2,169,398	29%	2,271,681	30%	2,362,969	31%	2,445,542	32%

Total deposits	$7,479,347	100%	$7,470,709	100%	$7,634,702	100%	$7,647,607	100%	$7,721,907	100%

Our deposit mix improved over the past twelve months as low cost deposits increased to 73% of total deposits at September 30, 2012 compared to 68% at September 30, 2011 driven by strong noninterest bearing deposit flows (+11.6%).

CAPITAL

Tangible book value per common share grew to $15.64 at September 30, 2012 compared to $14.03 a year ago primarily due to our increase in earnings.  At September 30, 2012, the Company’s total risk-based capital ratio was 17.91%; Tier 1 capital to risk-weighted assets ratio was 15.83% and Tier 1 capital to average asset ratio was 10.60%.  As of June 30, 2012, the Company’s total risk-based capital ratio was 17.53%; Tier 1 capital to risk-weighted assets ratio was 15.45% and Tier 1 capital to average asset ratio was 10.46%.  At September 30, 2012, MB Financial Bank’s total risk-based capital ratio was 17.13%; Tier 1 capital to risk-weighted assets ratio was 15.04% and Tier 1 capital to average asset ratio was 10.07%.  MB Financial Bank, N.A. was categorized as “well capitalized” at September 30, 2012 under the Prompt Corrective Action (“PCA”) provisions.

In June 2012, the federal banking agencies issued notices of proposed rulemaking (“NPRs”) on regulatory capital enhancements, which would implement the Basel III capital standards and address certain requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  The NPRs would revise banking regulatory capital requirements and the risk-weighted asset rules.  The NPRs would increase the minimum levels of required capital, narrow the definition of capital, add a new regulatory capital component (common equity Tier 1), increase the required capital for certain categories of assets and expand the number of risk-weighted categories, including higher-risk residential mortgages and higher-risk construction real estate loans.  These rules are proposed to go into effect on January 1, 2013 with all of the requirements being phased in by January 1, 2019; however, it is uncertain as to when or if the final regulations will be adopted or become effective or to what extent the final regulations will differ from the proposed regulations.  If the fully phased-in capital requirements within the NPRs were adopted as proposed and were effective as of September 30, 2012, the Company has estimated that it would be categorized as “well capitalized” under the PCA provisions with ratios significantly above the “well capitalized”  threshold.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the FDIC-assisted transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, any changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
ASSETS
Cash and due from banks	$129,326	$132,737	$128,411	$144,228	$133,755
Interest earning deposits with banks	327,301	304,075	272,553	100,337	347,055
Total cash and cash equivalents	456,627	436,812	400,964	244,565	480,810
Investment securities:
Securities available for sale, at fair value	1,814,972	1,723,471	1,833,611	1,929,297	1,888,738
Securities held to maturity, at amortized cost	495,851	497,800	498,767	499,283	499,038
Non-marketable securities - FHLB and FRB Stock	57,653	61,462	65,541	80,832	80,815
Total investment securities	2,368,476	2,282,733	2,397,919	2,509,412	2,468,591
Loans held for sale	7,221	2,290	3,364	4,727	-
Loans:
Total loans, excluding covered loans	5,128,683	5,170,411	5,169,237	5,288,451	5,095,171
Covered loans	496,162	552,838	620,528	662,544	718,566
Total loans	5,624,845	5,723,249	5,789,765	5,950,995	5,813,737
Less: Allowance for loan losses	121,182	121,756	125,431	126,798	128,610
Net loans	5,503,663	5,601,493	5,664,334	5,824,197	5,685,127
Lease investments, net	113,180	111,122	124,748	135,490	133,345
Premises and equipment, net	214,301	214,935	212,589	210,705	211,062
Cash surrender value of life insurance	127,985	127,096	126,226	125,309	124,364
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	25,735	26,986	28,237	29,494	30,904
Other real estate owned, net	42,427	49,690	63,077	78,452	87,469
Other real estate owned related to FDIC transactions	32,607	43,807	53,703	60,363	69,311
FDIC indemnification asset	36,311	56,637	72,161	80,830	94,542
Other assets	147,943	148,896	137,209	142,459	149,767
Total assets	$9,463,545	$9,489,566	$9,671,600	$9,833,072	$9,922,361
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$2,011,542	$1,946,468	$1,874,028	$1,885,694	$1,803,141
Interest bearing	5,467,805	5,524,241	5,760,674	5,761,913	5,918,766
Total deposits	7,479,347	7,470,709	7,634,702	7,647,607	7,721,907
Short-term borrowings	289,613	261,729	269,691	219,954	257,418
Long-term borrowings	118,798	221,100	256,456	266,264	274,378
Junior subordinated notes issued to capital trusts	152,065	158,521	158,530	158,538	158,546
Accrued expenses and other liabilities	162,892	139,756	136,791	147,682	141,490
Total liabilities	8,202,715	8,251,815	8,456,170	8,440,045	8,553,739
Stockholders' Equity
Preferred stock	-	-	-	194,719	194,562
Common stock	550	549	549	548	548
Additional paid-in capital	731,679	732,297	732,613	731,248	730,056
Retained earnings	489,426	466,812	445,233	427,956	411,659
Accumulated other comprehensive income	40,985	39,035	37,935	39,150	32,322
Treasury stock	(3,304)	(3,353)	(3,326)	(3,044)	(3,010)
Controlling interest stockholders' equity	1,259,336	1,235,340	1,213,004	1,390,577	1,366,137
Noncontrolling interest	1,494	2,411	2,426	2,450	2,485
Total stockholders' equity	1,260,830	1,237,751	1,215,430	1,393,027	1,368,622
Total liabilities and stockholders' equity	$9,463,545	$9,489,566	$9,671,600	$9,833,072	$9,922,361

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
Interest income:
Loans	$ 67,482	$ 69,250	$ 71,648	$ 75,466	$ 78,046	$ 208,380	$ 249,327
Investment securities:
Taxable	7,287	8,882	10,884	11,608	11,699	27,053	29,741
Nontaxable	7,582	7,303	6,739	6,178	4,299	21,624	11,087
Other interest earning accounts	312	158	169	181	244	639	972
Total interest income	82,663	85,593	89,440	93,433	94,288	257,696	291,127
Interest expense:
Deposits	7,374	8,058	8,760	9,569	10,207	24,192	35,312
Short-term borrowings	342	362	206	189	204	910	660
Long-term borrowings and junior subordinated notes	2,872	3,069	3,381	3,430	3,461	9,322	10,127
Total interest expense	10,588	11,489	12,347	13,188	13,872	34,424	46,099
Net interest income	72,075	74,104	77,093	80,245	80,416	223,272	245,028
Provision for credit losses	(13,000)	-	3,100	8,000	11,500	(9,900)	112,750
Net interest income after
provision for credit losses	85,075	74,104	73,993	72,245	68,916	233,172	132,278
Other income:
Capital markets and international banking service fees	1,344	780	507	754	605	2,631	1,107
Commercial deposit and treasury management fees	5,860	5,784	5,901	6,113	6,157	17,545	17,643
Lease financing, net	9,671	7,334	6,958	7,801	6,494	23,963	19,138
Trust and asset management fees	4,428	4,535	4,404	4,166	4,272	13,367	13,158
Card fees	2,385	2,429	2,044	1,096	2,071	6,858	5,921
Loan service fees	1,125	1,268	1,066	1,069	1,706	3,459	5,286
Retail and other deposit service fees	3,792	3,541	3,457	3,926	4,123	10,790	12,373
Brokerage fees	1,185	1,264	1,255	1,577	1,273	3,704	4,307
Net gain (loss) on investment securities	281	(34)	(3)	411	-	244	229
Increase in cash surrender value of life insurance	890	870	917	944	1,014	2,677	3,433
Net (loss) gain on sale of assets	(12)	(8)	(17)	(87)	-	(37)	370
Accretion of FDIC indemnification asset	204	222	475	683	985	901	4,155
Net loss recognized on other real estate owned	(3,938)	(5,441)	(6,589)	(5,478)	(3,118)	(15,968)	(8,135)
Net gain on sale of loans	575	554	374	366	190	1,503	2,241
Other operating income	763	809	2,105	1,110	595	3,677	3,429
Total other income	28,553	23,907	22,854	24,451	26,367	75,314	84,655
Other expenses:
Salaries and employee benefits	42,083	40,146	40,429	39,846	38,422	122,658	114,012
Occupancy and equipment expense	8,274	9,188	9,570	8,498	9,092	27,032	26,969
Computer services and telecommunication expense	3,777	3,909	3,653	4,382	3,488	11,339	10,503
Advertising and marketing expense	2,025	1,930	2,066	1,831	1,740	6,021	5,207
Professional and legal expense	1,554	1,503	1,413	1,422	1,647	4,470	4,725
Other intangible amortization expense	1,251	1,251	1,257	1,410	1,414	3,759	4,255
FDIC insurance premiums	1,545	2,010	2,643	2,662	2,272	6,198	9,202
Branch impairment charges	758	-	-	594	-	758	1,000
Other real estate expense, net	874	424	1,243	1,464	1,181	2,541	2,830
Prepayment fees on interest bearing liabilities	12,682	-	-	-	-	12,682	-
Other operating expenses	6,342	6,473	5,057	7,324	7,352	17,872	21,497
Total other expense	81,165	66,834	67,331	69,433	66,608	215,330	200,200
Income before income taxes	32,463	31,177	29,516	27,263	28,675	93,156	16,733
Income tax expense (benefit)	9,330	9,034	8,430	7,810	8,978	26,794	(2,542)
Net income	23,133	22,143	21,086	19,453	19,697	66,362	19,275
Dividends and discount accretion on preferred shares	-	-	3,269	2,606	2,605	3,269	7,808
Net income available to
common stockholders	$ 23,133	$ 22,143	$ 17,817	$ 16,847	$ 17,092	$ 63,093	$ 11,467

	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
Common share data:
Basic earnings allocated to common stock per common share	$0.43	$0.41	$0.39	$0.36	$0.36	$1.22	$0.36
Impact of preferred stock dividends on basic
earnings per common share	-	-	(0.06)	(0.05)	(0.04)	(0.06)	(0.15)
Basic earnings per common share	0.43	0.41	0.33	0.31	0.32	1.16	0.21

Diluted earnings allocated to common stock per common share	0.42	0.41	0.39	0.36	0.36	1.22	0.35
Impact of preferred stock dividends on diluted
earnings per common share	-	-	(0.06)	(0.05)	(0.05)	(0.06)	(0.14)
Diluted earnings per common share	0.42	0.41	0.33	0.31	0.31	1.16	0.21

Weighted average common shares outstanding for
basic earnings per common share	54,346,827	54,174,717	54,155,856	54,140,646	54,121,156	54,226,241	54,029,023

Weighted average common shares outstanding for
diluted earnings per common share	54,556,517	54,448,709	54,411,916	54,360,178	54,323,320	54,472,617	54,295,622

Selected Financial Data:
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
Performance Ratios:
Annualized return on average assets	0.97%	0.94%	0.87%	0.78%	0.80%	0.93%	0.26%
Annualized return on average common equity	7.38	7.28	5.94	5.66	5.86	6.87	1.32
Annualized cash return on average tangible common equity(1)	11.29	11.28	9.36	9.09	9.52	10.66	2.54
Net interest rate spread	3.48	3.65	3.67	3.71	3.71	3.60	3.70
Cost of funds(2)	0.52	0.57	0.60	0.63	0.66	0.56	0.72
Efficiency ratio(3)	61.43	61.36	60.04	59.94	58.69	60.94	57.58
Annualized net non-interest expense to average assets(4)	1.46	1.57	1.54	1.56	1.48	1.53	1.43
Core other income to revenues (5)	29.49	27.49	26.46	26.21	26.66	27.81	26.67
Net interest margin	3.42	3.59	3.64	3.71	3.74	3.55	3.77
Tax equivalent effect	0.25	0.24	0.23	0.20	0.16	0.24	0.13
Net interest margin - fully tax equivalent basis(6)	3.67	3.83	3.87	3.91	3.90	3.79	3.90
Asset Quality Ratios:
Non-performing loans(7) to total loans	1.87%	1.98%	2.15%	2.17%	2.42%	1.87%	2.42%
Non-performing assets(7) to total assets	1.56	1.72	1.94	2.12	2.30	1.56	2.30
Allowance for loan losses to non-performing loans(7)	115.10	107.25	100.59	98.00	91.23	115.10	91.23
Allowance for loan losses to total loans	2.15	2.13	2.17	2.13	2.21	2.15	2.21
Net loan (recoveries) charge-offs to average loans (annualized)	(0.64)	0.31	0.40	0.95	1.14	0.03	3.52
Capital Ratios:
Tangible equity to tangible assets(8)	9.46%	9.17%	8.74%	10.47%	10.10%	9.46%	10.10%
Tangible common equity to risk weighted assets(9)	14.16	13.67	13.17	12.48	12.42	14.16	12.42
Tangible common equity to tangible assets(10)	9.46	9.17	8.74	8.40	8.06	9.46	8.06
Book value per common share(11)	$23.01	$22.64	$22.23	$21.92	$21.48	$23.01	$21.48
Less: goodwill and other intangible assets,
net of benefit, per common share	7.37	7.40	7.41	7.43	7.45	7.37	7.45
Tangible book value per common share(12)	15.64	15.24	14.81	14.49	14.03	15.64	14.03

Total capital (to risk-weighted assets)	17.91%	17.53%	17.10%	19.39%	19.61%	17.91%	19.61%
Tier 1 capital (to risk-weighted assets)	15.83	15.45	15.02	17.34	17.54	15.83	17.54
Tier 1 capital (to average assets)	10.60	10.46	9.99	11.73	11.59	10.60	11.59
Tier 1 common capital (to risk-weighted assets)	13.39	12.93	12.54	11.87	11.90	13.39	11.90

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)
Equals total other expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total other income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)
Equals total other expense excluding non-core items less total other income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)
Equals total other income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total other income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk-weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include core other income, core other income to revenues (with non-core items excluded from both core other income and revenues), core other expense, non-core other income and non-core other expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, net losses on other real estate owned, net gain on sale of loans held for sale and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, prepayment fees on interest bearing liabilities, impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets, tangible common equity to tangible assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions.  Management also uses these measures for peer comparisons.

Management believes that core and non-core other income and other expense are useful in assessing our core operating performance and in understanding the primary drivers of our other income and other expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  For the same reasons, management believes the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, net losses on other real estate owned, net gain on sale of loans held for sale and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes.  The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength.  Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers.  In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.  Reconciliations of core and non-core other income and other expense to other income and other expense are contained in the tables under “Results of Operations—Third Quarter Results.”

The following table presents a reconciliation of tangible equity to equity (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Stockholders' equity - as reported	$1,260,830	$1,237,751	$1,215,430	$1,393,027	$1,368,622
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	16,728	17,541	18,354	19,171	20,088
Tangible equity	$857,033	$833,141	$810,007	$986,787	$961,465

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Total assets - as reported	$9,463,545	$9,489,566	$9,671,600	$9,833,072	$9,922,361
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	16,728	17,541	18,354	19,171	20,088
Tangible assets	$9,059,748	$9,084,956	$9,266,177	$9,426,832	$9,515,204

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Common stockholders' equity - as reported	$1,260,830	$1,237,751	$1,215,430	$1,198,308	$1,174,060
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	16,728	17,541	18,354	19,171	20,088
Tangible common equity	$857,033	$833,141	$810,007	$792,068	$766,903

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
Average common stockholders' equity - as reported	$1,247,846	$1,223,667	$1,206,364	$1,181,820	$1,158,119	$1,226,046	$1,158,417
Less: average goodwill	387,069	387,069	387,069	387,069	387,069	387,069	387,069
Less: average other intangible assets, net of tax benefit	17,018	17,903	18,721	19,494	20,414	17,878	21,326
Average tangible common equity	$843,759	$818,695	$800,574	$775,257	$750,636	$821,099	$750,022

The following table presents a reconciliation of net cash flow available to common stockholders to net income (loss) available to common stockholders (in thousands):

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011

Net income available to common stockholders - as reported	$23,133	$22,143	$17,817	$16,847	$17,092	$63,093	$11,467
Add: other intangible amortization expense, net of tax benefit	813	813	817	917	919	2,443	2,766
Net cash flow available to common stockholders	$23,946	$22,956	$18,634	$17,764	$18,011	$65,536	$14,233

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Tier 1 capital - as reported	$958,123	$941,888	$925,089	$1,101,538	$1,083,020
Less: preferred stock	-	-	-	194,719	194,562
Less: qualifying trust preferred securities	147,500	153,500	153,500	153,787	153,795
Tier 1 common capital	$810,623	$788,388	$771,589	$753,032	$734,663

Efficiency Ratio Calculation (Dollars in Thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
Non-interest expense	$81,165	$66,834	$67,331	$69,433	$66,608	$215,330	$200,200
Adjustment for prepayment fees on interest bearing liabilities	12,682	-	-	-	-	12,682	-
Adjustment for impairment charges	758	-	-	594	-	758	1,000
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	355	(149)	501	20	(405)	707	(60)
Non-interest expense - as adjusted	$67,370	$66,983	$66,830	$68,819	$67,013	$201,183	$199,260

Net interest income	$72,075	$74,104	$77,093	$80,245	$80,416	$223,272	$245,028
Tax equivalent adjustment	5,256	5,057	4,756	4,468	3,320	15,069	8,720
Net interest income on a fully tax equivalent basis	77,331	79,161	81,849	84,713	83,736	238,341	253,748
Tax equivalent adjustment on the increase in cash
surrender value of life insurance	479	468	494	508	546	1,441	1,848
Plus other income	28,553	23,907	22,854	24,451	26,367	75,314	84,655
Less net losses on other real estate owned	(3,938)	(5,441)	(6,589)	(5,478)	(3,118)	(15,968)	(8,135)
Less net gains (losses) on investment securities	281	(34)	(3)	411	-	244	229
Less net (losses) gains on sale of other assets	(12)	(8)	(17)	(87)	-	(37)	370
Less net gain on sale of loans held for sale	-	-	-	-	-	-	1,790
Less increase (decrease) in market value of
assets held in trust for deferred compensation	355	(149)	501	20	(405)	707	(60)

Net interest income plus non-interest income - as adjusted	$109,677	$109,168	$111,305	$114,806	$114,172	$330,150	$346,057

Efficiency ratio	61.43%	61.36%	60.04%	59.94%	58.69%	60.94%	57.58%

Efficiency ratio (without adjustments)	80.66%	68.19%	67.37%	66.32%	62.38%	72.12%	60.72%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
Non-interest expense	$81,165	$66,834	$67,331	$69,433	$66,608	$215,330	$200,200
Adjustment for prepayment fees on interest bearing liabilities	12,682	-	-	-	-	12,682	-
Adjustment for impairment charges	758	-	-	594	-	758	1,000
Adjustment for increase (decrease) in market value of assets
held in trust for deferred compensation	355	(149)	501	20	(405)	707	(60)
Non-interest expense - as adjusted	67,370	66,983	66,830	68,819	67,013	201,183	199,260

Other income	28,553	23,907	22,854	24,451	26,367	75,314	84,655
Less net losses on other real estate owned	(3,938)	(5,441)	(6,589)	(5,478)	(3,118)	(15,968)	(8,135)
Less net gains (losses) on investment securities	281	(34)	(3)	411	-	244	229
Less net (losses) gains on sale of other assets	(12)	(8)	(17)	(87)	-	(37)	370
Less net gain on sale of loans held for sale	-	-	-	-	-	-	1,790
Less increase (decrease) in market value of assets held in						-
trust for deferred compensation	355	(149)	501	20	(405)	707	(60)
Other income - as adjusted	31,867	29,539	28,962	29,585	29,890	90,368	90,461
Less tax equivalent adjustment on the increase in cash
surrender value of life insurance	479	468	494	508	546	1,441	1,848

Net non-interest expense	$35,024	$36,976	$37,374	$38,726	$36,577	$109,374	$106,951

Average assets	$9,516,159	$9,478,480	$9,736,702	$9,856,835	$9,807,561	$9,576,892	$9,989,596

Annualized net non-interest expense to average assets	1.46%	1.57%	1.54%	1.56%	1.48%	1.53%	1.43%

Annualized net non-interest expense to average
assets (without adjustments)	2.20%	1.82%	1.84%	1.81%	1.63%	1.95%	1.55%

Core Other Income to Revenues Ratio Calculation (Dollars in Thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
Other income	$28,553	$23,907	$22,854	$24,451	$26,367	$75,314	$84,655
Less net losses on other real estate owned	(3,938)	(5,441)	(6,589)	(5,478)	(3,118)	(15,968)	(8,135)
Less net gains (losses) on investment securities	281	(34)	(3)	411	-	244	229
Less net (losses) gains on sale of other assets	(12)	(8)	(17)	(87)	-	(37)	370
Less net gain on sale of loans held for sale	-	-	-	-	-	-	1,790
Less increase (decrease) in market value of
assets held in trust for deferred compensation	355	(149)	501	20	(405)	707	(60)
Plus tax equivalent adjustment on the increase in cash
surrender value of life insurance	479	468	494	508	546	1,441	1,848
Non-interest income - as adjusted	$32,346	$30,007	$29,456	$30,093	$30,436	$91,809	$92,309

Net interest income	$72,075	$74,104	$77,093	$80,245	$80,416	$223,272	$245,028
Tax equivalent adjustment	5,256	5,057	4,756	4,468	3,320	15,069	8,720
Net interest income on a fully tax equivalent basis	77,331	79,161	81,849	84,713	83,736	238,341	253,748
Tax equivalent adjustment on the increase in cash
surrender value of life insurance	479	468	494	508	546	1,441	1,848
Plus other income	28,553	23,907	22,854	24,451	26,367	75,314	84,655
Less net losses on other real estate owned	(3,938)	(5,441)	(6,589)	(5,478)	(3,118)	(15,968)	(8,135)
Less net gains (losses) on investment securities	281	(34)	(3)	411	-	244	229
Less net (losses) gains on sale of other assets	(12)	(8)	(17)	(87)	-	(37)	370
Less net gain on sale of loans held for sale	-	-	-	-	-	-	1,790
Less increase (decrease) in market value of
assets held in trust for deferred compensation	355	(149)	501	20	(405)	707	(60)

Net interest income plus non-interest income - as adjusted	$109,677	$109,168	$111,305	$114,806	$114,172	$330,150	$346,057

Core other income to revenues ratio	29.49%	27.49%	26.46%	26.21%	26.66%	27.81%	26.67%

Core other income to revenues ratio (without adjustments)	28.37%	24.39%	22.87%	23.35%	24.69%	25.22%	25.68%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended September 30,						Three Months Ended June 30,
	2012			2011			2012
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,071,538	$12,640	4.62%	$1,070,852	$12,915	4.78%	$1,071,199	$12,926	4.77%
Commercial loans collateralized by
assignment of lease payments	1,193,462	13,119	4.40	1,015,925	13,694	5.39	1,177,052	13,346	4.54
Real estate commercial	1,778,414	22,836	5.02	1,845,988	25,230	5.35	1,845,949	23,840	5.11
Real estate construction	154,622	1,618	4.09	238,396	2,233	3.67	139,487	1,404	3.98
Total commercial related credits	4,198,036	50,213	4.68	4,171,161	54,072	5.07	4,233,687	51,516	4.81
Other loans
Real estate residential	310,374	3,425	4.41	317,050	3,739	4.72	309,989	3,541	4.57
Home equity	317,854	3,488	4.37	354,131	3,828	4.29	324,675	3,574	4.43
Indirect	202,583	2,984	5.86	185,850	2,968	6.34	193,155	2,946	6.13
Consumer loans	69,563	578	3.31	56,257	439	3.10	69,690	551	3.18
Total other loans	900,374	10,475	4.63	913,288	10,974	4.77	897,509	10,612	4.76
Total loans, excluding covered loans	5,098,410	60,688	4.74	5,084,449	65,046	5.08	5,131,196	62,128	4.87
Covered loans	536,697	7,967	5.91	742,732	14,004	7.48	585,014	8,247	5.67
Total loans	5,635,107	68,655	4.85	5,827,181	79,050	5.38	5,716,210	70,375	4.95
Taxable investment securities	1,418,549	7,287	2.05	1,869,961	11,699	2.50	1,542,905	8,882	2.30
Investment securities exempt from
federal income taxes (3)	843,908	11,665	5.53	456,777	6,614	5.67	809,005	11,235	5.55
Other interest earning deposits	483,622	312	0.26	365,723	244	0.26	244,087	158	0.26
Total interest earning assets	$8,381,186	$87,919	4.17	$8,519,642	$97,607	4.55	$8,312,207	$90,650	4.39
Non-interest earning assets	1,134,973			1,287,919			1,166,273
Total assets	$9,516,159			$9,807,561			$9,478,480

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,601,181	$1,026	0.16%	$2,656,490	$1,731	0.26%	$2,607,238	$1,045	0.16%
Savings accounts	796,229	181	0.09	742,334	320	0.17	785,427	213	0.11
Certificates of deposit	1,676,047	2,826	0.70	2,048,556	4,759	0.92	1,765,578	3,261	0.77
Customer repurchase agreements	211,966	149	0.28	218,928	146	0.26	194,804	126	0.26
Total core funding	5,285,423	4,182	0.31	5,666,308	6,956	0.49	5,353,047	4,645	0.35
Wholesale funding:
Brokered accounts (includes fee expense)	429,342	3,341	3.10	412,714	3,396	3.26	456,735	3,539	3.12
Other borrowings	392,871	3,065	3.05	442,066	3,519	3.11	424,842	3,305	3.08
Total wholesale funding	822,213	6,406	2.73	854,780	6,915	3.21	881,577	6,844	2.77
Total interest bearing liabilities	$6,107,636	$10,588	0.69	$6,521,088	$13,871	0.84	$6,234,624	$11,489	0.74
Non-interest bearing deposits	2,020,762			1,810,501			1,900,937
Other non-interest bearing liabilities	139,915			123,391			119,252
Stockholders' equity	1,247,846			1,352,581			1,223,667
Total liabilities and stockholders' equity	$9,516,159			$9,807,561			$9,478,480
Net interest income/interest rate spread (4)		$77,331	3.48%		$83,736	3.71%		$79,161	3.65%
Taxable equivalent adjustment		5,256			3,320			5,057
Net interest income, as reported		$72,075			$80,416			$74,104
Net interest margin (5)			3.42%			3.74%			3.59%
Tax equivalent effect			0.25%			0.16%			0.24%
Net interest margin on a fully tax
equivalent basis (5)			3.67%			3.90%			3.83%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $749 thousand, $839 thousand, and $972 thousand for the three months ended September 30, 2012, June 30, 2012, and September 30, 2011, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Nine Months Ended September 30,
	2012			2011
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,068,339	$38,340	4.72%	$1,127,230	40,824	4.84%
Commercial loans collateralized by
assignment of lease payments	1,182,512	40,222	4.54	1,020,414	42,286	5.53
Real estate commercial	1,829,232	70,582	5.07	2,011,356	80,210	5.26
Real estate construction	146,642	4,562	4.09	331,019	9,541	3.80
Total commercial related credits	4,226,725	153,706	4.78	4,490,019	172,861	5.08
Other loans
Real estate residential	311,318	10,616	4.55	329,594	12,195	4.93
Home equity	325,120	10,732	4.41	366,026	11,780	4.30
Indirect	194,064	8,865	6.10	179,772	8,954	6.66
Consumer loans	69,666	1,658	3.18	56,689	1,475	3.48
Total other loans	900,168	31,871	4.73	932,081	34,404	4.93
Total loans, excluding covered loans	5,126,893	185,577	4.84	5,422,100	207,265	5.11
Covered loans	591,086	26,228	5.93	771,486	44,812	7.77
Total loans	5,717,979	211,805	4.95	6,193,586	252,077	5.44
Taxable investment securities	1,554,243	27,053	2.32	1,619,182	29,741	2.45
Investment securities exempt from
federal income taxes (3)	798,660	33,268	5.55	388,208	17,057	5.79
Other interest earning deposits	329,252	639	0.26	499,286	972	0.26
Total interest earning assets	$8,400,134	$272,765	4.34	$8,700,262	$299,847	4.61
Non-interest earning assets	1,176,758			1,289,334
Total assets	$9,576,892			$9,989,596

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,619,297	$3,278	0.17%	$2,686,327	$6,139	0.31%
Savings accounts	784,706	642	0.11	726,316	1,052	0.19
Certificates of deposit	1,777,611	9,970	0.78	2,230,941	16,868	1.01
Customer repurchase agreements	203,289	409	0.27	241,322	488	0.27
Total core funding	5,384,903	14,299	0.35	5,884,906	24,547	0.56
Wholesale funding:
Brokered accounts (includes fee expense)	441,943	10,302	3.11	447,178	11,253	3.36
Other borrowings	415,565	9,823	3.11	447,993	10,299	3.03
Total wholesale funding	857,508	20,125	2.75	895,171	21,552	3.22
Total interest bearing liabilities	$6,242,411	$34,424	0.74	$6,780,077	$46,099	0.91
Non-interest bearing deposits	1,924,656			1,736,152
Other non-interest bearing liabilities	131,890			120,639
Stockholders' equity	1,277,935			1,352,728
Total liabilities and stockholders' equity	$9,576,892			$9,989,596
Net interest income/interest rate spread (4)		$238,341	3.60%		$253,748	3.70%
Taxable equivalent adjustment		15,069			8,720
Net interest income, as reported		$223,272			$245,028
Net interest margin (5)			3.55%			3.77%
Tax equivalent effect			0.24%			0.13%
Net interest margin on a fully tax
equivalent basis (5)			3.79%			3.90%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $2.5 million and $3.5 million for the nine months ended September 30, 2012 and September 30, 2011, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.